Exhibit 99.1

FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended June 25, 2017
FREMONT, Calif., July 26, 2017 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended June 25, 2017 (the "June 2017 quarter").
Highlights for the June 2017 quarter were as follows:

•	Shipments of $2.54 billion and revenue of $2.34 billion.

•	GAAP gross margin of 45.6%, GAAP operating margin of 25.9%, and GAAP diluted EPS of $2.82.

•	Non-GAAP gross margin of 46.5%, non-GAAP operating margin of 27.7%, and non-GAAP diluted EPS of $3.11.
Key Financial Data for the Quarters Ended June 25, 2017 and March 26, 2017
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	June 2017	March 2017	Change Q/Q
Shipments	$2,542,664	$2,412,656	+ 5%
Revenue	$2,344,907	$2,153,995	+ 9%
Gross margin as percentage of revenue	45.6%	45.1%	+ 50 bps
Operating margin as percentage of revenue	25.9%	25.0%	+ 90 bps
Diluted EPS	$2.82	$3.10	- 9%

Non-GAAP
	June 2017	March 2017	Change Q/Q
Shipments	$2,542,664	$2,412,656	+ 5%
Revenue	$2,344,907	$2,153,995	+ 9%
Gross margin as percentage of revenue	46.5%	46.1%	+ 40 bps
Operating margin as percentage of revenue	27.7%	26.9%	+ 80 bps
Diluted EPS	$3.11	$2.80	+ 11%
U.S. GAAP Financial Results
For the June 2017 quarter, revenue was $2,345 million, gross margin was $1,069 million, or 45.6% of revenue, operating expenses were $461 million, operating margin was 25.9% of revenue, and net income was $526 million, or $2.82 per diluted share on a GAAP basis. This compares to revenue of $2,154 million, gross margin of $971 million, or 45.1% of revenue, operating expenses of $433 million, operating margin of 25.0% of revenue, and net income of $575 million, or $3.10 per diluted share, for the quarter ended March 26, 2017 (the “March 2017 quarter”).
Non-GAAP Financial Results
For the June 2017 quarter, non-GAAP gross margin was $1,090 million or 46.5% of revenue, non-GAAP operating expenses were $440 million, non-GAAP operating margin was 27.7% of revenue, and non-GAAP net income was $566 million, or $3.11 per diluted share. This compares to non-GAAP gross margin of $993 million or 46.1% of revenue, non-GAAP operating expenses of $414 million, non-GAAP operating margin of 26.9% of revenue, and non-GAAP net income of $508 million, or $2.80 per diluted share for the March 2017 quarter.
“Lam delivered another record quarter for shipments, revenue and non-GAAP operating income in June, capping a record fiscal 2017 highlighted by over eight and a half billion dollars in shipments and nearly ten dollars in non-GAAP diluted earnings per share,” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “Demand trends in our key end markets have improved, and we are on track once again to outperform overall industry growth in calendar 2017. Longer-term, our increased strategic relevance enabling a new generation of technology innovations, combined with broad competitive strength, deliver a compelling value creation opportunity for Lam.”

Lam Announces Financial Results for the June 2017 Quarter

Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $6.3 billion at the end of the June 2017 quarter compared to $6.1 billion at the end of the March 2017 quarter. This increase was primarily the result of approximately $729 million of cash generated in operating activities, partially offset by $526 million of share repurchases, including net share settlement on employee stock-based compensation.

Deferred revenue at the end of the June 2017 quarter increased to $966 million as compared to $842 million at the end of the March 2017 quarter. Deferred profit at the end of the June 2017 quarter increased to $608 million as compared to $527 million at the end of the March 2017 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $397 million as of June 25, 2017 and $260 million as of March 26, 2017.
Geographic Distribution
The geographic distribution of shipments and revenue during the June 2017 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	36%	38%
Japan	21%	17%
China	16%	16%
Taiwan	14%	16%
United States	8%	9%
Europe	3%	3%
Southeast Asia	2%	1%
Outlook
For the September 2017 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$2.35 Billion	+/-	$100 Million	—		$2.35 Billion	+/-	$100 Million
Revenue	$2.45 Billion	+/-	$100 Million	—		$2.45 Billion	+/-	$100 Million
Gross margin	45.6%	+/-	1%	$21	Million	46.5%	+/-	1%
Operating margin	26.5%	+/-	1%	$37	Million	28.0%	+/-	1%
Net income per diluted share	$2.98	+/-	$0.12	$37	Million	$3.25	+/-	$0.12
Diluted share count	187 Million			4	Million	183 million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross Margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $6 million; and associated tax benefit for non-GAAP items ($6) million; totaling $37 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 4 million shares.

Lam Announces Financial Results for the June 2017 Quarter

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2017 and March 2017 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, costs associated with business process reengineering, the amortization of notes discounts, tax benefit of non-GAAP items, and income tax benefit on the conclusion of tax matters related to a prior business combination.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; our revenue, industry, performance and general outlooks, and their drivers; our future strategic relevance to customers; the potential for value creation; technology demand trends; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 26, 2016 and quarterly reports on Form 10-Q for the fiscal quarters ended September 25, 2016, December 25, 2016 and March 26, 2017. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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Lam Announces Financial Results for the June 2017 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 25, 2017	March 26, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$2,344,907	$2,153,995	$1,546,261	$8,013,620	$5,885,893
Cost of goods sold	1,275,946	1,182,591	847,477	4,410,261	3,266,971
Gross margin	1,068,961	971,404	698,784	3,603,359	2,618,922
Gross margin as a percent of revenue	45.6%	45.1%	45.2%	45.0%	44.5%
Research and development	285,712	265,986	237,255	1,033,742	913,712
Selling, general and administrative	175,310	167,000	152,288	667,485	630,954
Total operating expenses	461,022	432,986	389,543	1,701,227	1,544,666
Operating income	607,939	538,418	309,241	1,902,132	1,074,256
Operating income as a percent of revenue	25.9%	25.0%	20.0%	23.7%	18.3%
Other expense, net	(4,444)	(7,838)	(27,249)	(90,459)	(114,139)
Income before income taxes	603,495	530,580	281,992	1,811,673	960,117
Income tax (expense) benefit	(77,071)	44,133	(23,053)	(113,910)	(46,068)
Net income	$526,424	$574,713	$258,939	$1,697,763	$914,049
Net income per share:
Basic	$3.25	$3.52	$1.62	$10.47	$5.75
Diluted	$2.82	$3.10	$1.46	$9.24	$5.22
Number of shares used in per share calculations:
Basic	162,213	163,408	159,862	162,222	158,919
Diluted	186,427	185,094	177,649	183,770	175,159
Cash dividend declared per common share	$0.45	$0.45	$0.30	$1.65	$1.20
(1) Derived from audited financial statements.

Lam Announces Financial Results for the June 2017 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 25, 2017	March 26, 2017	June 26, 2016
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$2,377,534	$2,128,570	$5,039,322
Investments	3,663,628	3,755,036	1,788,612
Accounts receivable, net	1,673,398	1,636,090	1,262,145
Inventories	1,232,916	1,133,196	971,911
Other current assets	195,022	223,056	151,160	(2)
Total current assets	9,142,498	8,875,948	9,213,150
Property and equipment, net	685,595	675,707	639,608
Restricted cash and investments	256,205	256,157	250,421
Goodwill and intangible assets	1,796,668	1,835,150	1,951,197
Other assets	241,799	232,224	209,939	(2)
Total assets	$12,122,765	$11,875,186	$12,264,315
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$908,439	$905,288	$947,733	(2)
Other current liabilities	2,041,676	1,851,451	1,470,308
Total current liabilities	2,950,115	2,756,739	2,418,041
Long-term debt and capital leases	1,784,974	1,777,297	3,378,129	(2)
Income taxes payable	120,178	137,173	231,514
Other long-term liabilities	280,186	282,615	134,562
Total liabilities	5,135,453	4,953,824	6,162,246
Temporary equity, convertible notes	169,861	175,108	207,552
Stockholders’ equity (3)	6,817,451	6,746,254	5,894,517
Total liabilities and stockholders’ equity	$12,122,765	$11,875,186	$12,264,315
(1) Derived from audited financial statements.
(2) Adjusted for effects of retrospective implementation of ASU 2015-3, regarding the simplification of the presentation of bond issuance costs, which requires that bond issuance costs related to a recognized liability be presented on the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts.

(3) Common shares issued and outstanding were 161,723 as of June 25, 2017, 163,969 as of March 26, 2017 and 160,201 as of June 26, 2016.

Lam Announces Financial Results for the June 2017 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	June 25, 2017	March 26, 2017	June 26, 2016	June 25, 2017	June 26, 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$526,424	$574,713	$258,939	$1,697,763	$914,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,036	76,242	74,976	306,905	291,028
Deferred income taxes	35,069	27,619	(46,708)	104,936	(49,003)
Equity-based compensation expense	43,802	35,323	39,288	149,975	142,348
(Gain) Loss on early extinguishment of debt	(73)	—	—	36,252	—
Income tax benefit (expense) on equity-based compensation plans	38,747	—	(8,048)	38,747	(1,023)
Excess tax (benefit) expense on equity-based compensation plans	(38,635)	—	9,035	(38,635)	1,020
Amortization of note discounts and issuance costs	6,114	6,136	14,584	25,282	70,522
Gain on sale of assets, net	(163)	—	(15,223)	(163)	(15,223)
Other, net	8,275	(4,738)	17,929	19,052	48,788
Changes in operating assets and liabilities	30,676	(292,607)	79,052	(310,832)	(52,229)
Net cash provided by operating activities	729,272	422,688	423,824	2,029,282	1,350,277
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(34,811)	(44,116)	(51,726)	(157,419)	(175,330)
Net sale (purchase) of available-for-sale securities	93,858	(418,566)	605,891	(1,883,886)	798,828
Proceeds from sale of assets	290	—	79,730	1,291	79,730
Transfers of restricted cash and investments	(48)	(982)	(112,381)	(5,784)	(112,381)
Other, net	(187)	(3,586)	—	(12,815)	1,636
Net cash provided by (used for) investing activities	59,102	(467,250)	521,514	(2,058,613)	592,483
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(2,445)	(69,227)	(450,624)	(1,688,313)	(451,497)
Proceeds from issuance of long-term debt, net of issuance costs	—	—	2,374,220	—	2,338,144
Excess tax benefit (expense) on equity-based compensation plans	38,635	—	(9,035)	38,635	(1,020)
Treasury stock purchases	(525,778)	(216,373)	(27,114)	(811,672)	(158,389)
Dividends paid	(73,709)	(73,337)	(47,308)	(243,495)	(190,402)
Re-issuance of treasury stock related to employee stock purchase plan	23,120	17,223	20,360	59,663	55,992
Proceeds from issuance of common stock	369	7,964	1,547	12,913	3,405
Other, net	(1)	(70)	(159)	(125)	(488)
Net cash (used for) provided by financing activities	(539,809)	(333,820)	1,861,887	(2,632,394)	1,595,745
Effect of exchange rate changes on cash and cash equivalents	399	2,992	76	(63)	(722)
Net increase (decrease) in cash and cash equivalents	248,964	(375,390)	2,807,301	(2,661,788)	3,537,783
Cash and cash equivalents at beginning of period	2,128,570	2,503,960	2,232,021	5,039,322	1,501,539
Cash and cash equivalents at end of period	$2,377,534	$2,128,570	$5,039,322	$2,377,534	$5,039,322
(1) Derived from audited financial statements.

Lam Announces Financial Results for the June 2017 Quarter

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	June 25, 2017	March 26, 2017
Revenue	$2,344,907	$2,153,995
Gross margin	$1,090,211	$992,654
Gross margin as percentage of revenue	46.5%	46.1%
Operating expenses	$440,126	$414,229
Operating income	$650,085	$578,425
Operating margin as a percentage of revenue	27.7%	26.9%
Net income	$565,518	$507,751
Net income per diluted share	$3.11	$2.80
Shares used in per share calculation - diluted	182,093	181,539
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 25, 2017	March 26, 2017
U.S. GAAP net income	$526,424	$574,713
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	16,083	16,083
Cost associated with business process reengineering- selling, general and administrative	4,813	2,674
Amortization of note discounts - other expense, net	5,631	5,654
Net income tax benefit on non-GAAP items	(5,697)	(6,418)
Income tax benefit on conclusion of certain tax matters	(2,986)	(106,205)
Non-GAAP net income	$565,518	$507,751
Non-GAAP net income per diluted share	$3.11	$2.80
U.S. GAAP number of shares used for per diluted share calculation	186,427	185,094
Effect of convertible note hedge	(4,334)	(3,555)
Non-GAAP number of shares used for per diluted share calculation	182,093	181,539

Lam Announces Financial Results for the June 2017 Quarter

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended
	June 25, 2017	June 26, 2016
U.S. GAAP net income	$1,697,763	$914,049
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	85,000	85,000
Product rationalization - cost of goods sold	6,127	—
Novellus acquisition-related inventory fair value impact - cost of goods sold	—	777
Restructuring charges - cost of goods sold	—	371
Restructuring charges - research and development	—	4,355
Product rationalization - research and development	1,650	—
Cost associated with campus consolidation - research and development	3,556	7,763
KLA-Tencor acquisition-related costs - selling, general and administrative	9,972	50,985
Gain on sale of assets, net associated exit costs - selling, general and administrative	—	(15,223)
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	64,332	64,333
Restructuring charges - selling, general and administrative	—	4,997
Costs associated with business process reengineering - selling, general and administrative	7,487	—
Litigation settlement - selling, general and administrative	4,000	—
Amortization of note discounts - other expense, net	22,869	35,205
Costs related to early termination of KLA-Tencor acquisition funding - other expense, net	34,518	—
Amortization of bridge loan issuance costs and other related fees - other expense, net	—	33,843
KLA-Tencor pre-acquisition funding interest expense, net - other expense, net	20,391	3,821
Net income tax benefit on non-GAAP items	(47,941)	(49,859)
Income tax benefit on conclusion of certain tax matters	(109,191)	(3,017)
Change to income tax benefit due to a court ruling	—	(22,812)
Income tax benefit related to tax extenders, primarily the research and development credit	—	(13,603)
Non-GAAP net income	$1,800,533	$1,100,985
Non-GAAP net income per diluted share	$9.98	$6.37
U.S. GAAP number of shares used for per diluted share calculation	183,770	175,159
Effect of convertible note hedge	(3,302)	(2,398)
Non-GAAP number of shares used for per diluted share calculation	180,468	172,761

Lam Announces Financial Results for the June 2017 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	June 25, 2017	March 26, 2017	December 25, 2016	September 25, 2016
U.S. GAAP gross margin	$1,068,961	$971,404	$846,797	$716,197
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	21,250	21,250	21,250	21,250
Product rationalization	—	—	6,127	—
Non-GAAP gross margin	$1,090,211	$992,654	$874,174	$737,447
U.S. GAAP gross margin as a percentage of revenue	45.6%	45.1%	45.0%	43.9%
Non-GAAP gross margin as a percentage of revenue	46.5%	46.1%	46.4%	45.2%
U.S. GAAP operating expenses	$461,022	$432,986	$406,969	$400,250
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	(16,083)	(16,083)	(16,083)	(16,083)
Costs associated with business process reengineering	(4,813)	(2,674)	—	—
KLA-Tencor acquisition-related costs	—	—	—	(9,972)
Product rationalization	—	—	(1,650)	—
Cost associated with campus consolidation	—	—	(995)	(2,561)
Litigation settlement	—	—	(4,000)	—
Non-GAAP operating expenses	$440,126	$414,229	$384,241	$371,634
Non-GAAP operating income	$650,085	$578,425	$489,933	$365,813
GAAP operating margin as percent of revenue	25.9%	25.0%	23.4%	19.4%
Non-GAAP operating margin as a percent of revenue	27.7%	26.9%	26.0%	22.4%